EXHIBIT 4.1

KENNY S&P EVALUATION SERVICES
A Division of J.J. Kenny Co., Inc.
65 Broadway
New York, New York 10006-2511
Telephone 212/770-4422
Fax 212/797-8681
Frank A. Ciccotto, Jr.
Vice President

                                                                 AUGUST 19, 1997


MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE BANK OF NEW YORK
UNIT INVESTMENT TRUST DIVISION
P.O. BOX 974 - WALL STREET STATION
NEW YORK, NY 10268-0974

RE: GOVERNMENT SECURITIES INCOME FUND, MONTHLY PAYMENT U.S. TREASURY SERIES--27
    (LADDERED MATURITIES), DEFINED ASSET FUNDS

Gentlemen:

     We have examined the Registration Statement File No. 333-15847 for the above captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc., is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc., as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          FRANK A. CICCOTTO, JR.
                                          Vice President